Exhibit 10.8

EXECUTION VERSION

Five 9, Inc.

Amended and Restated

2004 Equity Incentive Plan

1. Purpose. The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 23.

2. Shares Subject to the Plan.

2.1 Number of Shares Available. Subject to Sections 2.2 and 18, the total number of Shares reserved and available for grant and issuance pursuant to the Plan shall be 27,566,7761 Shares. Subject to Sections 2.2 and 18, Shares shall again be available for grant and issuance in connection with future Awards under the Plan that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) are subject to an Award granted hereunder but are forfeited; or (c) are subject to an Award that otherwise terminates without Shares being issued.

2.2 Adjustment of Shares. In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under the Plan; (b) the Exercise Prices of and number of Shares subject to outstanding Options; and (c) the number of Shares subject to other outstanding Awards shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share shall not be issued but shall either be paid in cash at Fair Market Value or shall be rounded up to the nearest Share, as determined by the Committee.

3. Eligibility. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company, or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants and advisors of the Company or any Parent, Subsidiary or Affiliate of the Company; provided, however, such grantees are persons described in Rule 701(c) promulgated under the Securities Act; and provided further, however, such consultants and advisors are natural persons who render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Award under the Plan.

[1]	Total number of Shares reserved for grant and issuance pursuant to the Plan was increased to 33,102,615 as of March 30, 2011, increased to 39,763,404 as of April 27, 2012, increased to 44,210,905 as of April 24, 2013; and increased to 47,531,331 as of November 22, 2013.

4. Administration.

4.1 Committee Authority. The Plan shall be administered by the Committee or the Board acting as the Committee. Subject to the general purposes, terms and conditions of the Plan, and to the direction of the Board, the Committee shall have full power to implement and carry out the Plan. The Committee shall have the authority to:

(a)	construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;

(b)	prescribe, amend and rescind rules and regulations relating to the Plan;

(c)	select persons to receive Awards;

(d)	determine the form and terms of Awards;

(e)	determine the number of Shares or other consideration subject to Awards;

(f)	determine whether Awards will be granted singly, in combination, in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;

(g)	Subject to Section 16.1, grant waivers of Plan or Award conditions;

(h)	determine the vesting, exercisability and payment of Awards;

(i)	correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

(j)	determine whether an Award has been earned; and

(k)	make all other determinations necessary or advisable for the administration of the Plan.

4.2 Committee Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under the Plan to Participants who are not Insiders of the Company.

4.3 Exchange Act Requirements. If the Company is subject to the Exchange Act, the Company will take appropriate steps to comply with the disinterested director requirements of Section 16(b) of the Exchange Act, including but not limited to, the appointment by the Board of a Committee consisting of not less than two (2) persons (who are members of the Board), each of whom is a Disinterested Person.

5. Options. The Committee may grant Options to eligible persons and shall determine whether such Options shall be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Form of Option Grant. Each Option granted under the Plan shall be evidenced by an Award Agreement which shall expressly identify the Option as an ISO or NSO (“Stock Option Agreement”), and be in such form and contain such provisions (which need not be the same for each Participant) as the Committee shall from time to time approve, and which shall comply with and be subject to the terms and conditions of the Plan.

5.2 Date of Grant. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of the Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3 Exercise Period. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) shall be exercisable after the expiration of five (5) years from the date the Option is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number or percentage as the Committee determines.

5.4 Exercise Price. The Exercise Price shall be determined by the Committee when the Option is granted; provided that (i) the Exercise Price of an Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant; and (ii) the Exercise Price of an ISO granted to a Ten Percent Stockholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 8 of the Plan.

5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with appropriate payment of the Exercise Price for the number of Shares being purchased.

5.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option shall always be subject to the following:

(a)	If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s ISOs only to the extent that such ISOs would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter time period as may be specified in the Stock Option Agreement). Except as provided in Section 5.6(b) below, any ISO that remains exercisable after three (3) months after the Termination Date shall be deemed an NSO. No Option may be exercised later than the expiration date of the Options.

(b)	If the Participant is Terminated because of death or Disability (or the Participant dies within three (3) months of such Termination), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter time period as may be specified in the Stock Option Agreement), but in any event no later than the expiration date of the Options; provided, however, that in the event of Termination due to Disability other than as defined in Section 22(e)(3) of the Code, any ISO that remains exercisable after three (3) months after the Termination Date shall be deemed an NSO.

5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option; provided, however, that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Affiliate, Parent or Subsidiary of the Company) shall not exceed One Hundred Thousand Dollars ($100,000). If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000), the Options for the first One Hundred Thousand Dollars ($100,000) worth of Shares to become exercisable in such calendar year shall be ISOs and the Options for the amount in excess of One Hundred Thousand Dollars ($100,000) that become exercisable in that calendar year shall be NSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of the Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated herein and shall apply to any Options granted after the effective date of such amendment.

5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor; provided, however, that any such action may not without the written consent of Participant, impair any of Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of the Plan for Options granted on the date the action is taken to reduce the Exercise Price.

5.10 No Disqualification. Notwithstanding any other provision in the Plan, no term of the Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions (“Restricted Stock”). The Committee shall determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the “Purchase Price”), the restrictions to which the Shares shall be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

6.1 Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to the Plan shall be evidenced by an Award Agreement (“Restricted Stock Purchase Agreement”) that shall be in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan. The offer of Restricted Stock shall be accepted by the Participant’s execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days, unless otherwise provided for by the Committee, from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer shall terminate, unless otherwise determined by the Committee.

6.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award shall be determined by the Committee at the time of grant. Payment of the Purchase Price may be made in accordance with Section 8 of the Plan.

6.3 Restrictions. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on length of service, performance or such other factors or criteria as the Committee may determine. Restricted Stock Awards which the Committee intends to qualify under Code section 162(m) shall be subject to a performance-based goal. Restrictions on such stock shall lapse based on one or more of the following performance goals: stock price, market share, sales increases, earning per share, return on equity, cost reductions, or any other similar performance measure established by the Committee. Such performance measures shall be established by the Committee, in writing, no later than the earlier of (a) ninety (90) days after the commencement of the performance period with respect to which the Restricted Stock Award is made and (b) the date as of which twenty-five percent (25%) of such performance period has elapsed.

7. Stock Bonuses.

7.1 Awards of Stock Bonuses. A Stock Bonus is an award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Parent, Subsidiary or Affiliate of the Company. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent, Subsidiary or Affiliate of the Company pursuant to an Award Agreement (the “Stock Bonus Agreement”) that shall be in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan. Subject to Section 7.2 herein, a Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in Participant’s individual Award Agreement (the “Performance Stock Bonus Agreement”) that shall be in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon such other criteria as the Committee may determine.

7.2 Code Section 162(m). A Stock Bonus that the Committee intends to qualify for the performance-based exception under Code section 162(m) shall only be awarded based upon the attainment of one or more of the following performance goals: stock price, market share, sales increases, earning per share, return on equity, cost reductions, or any other similar performance measure established by the Committee. Such performance measures shall be established by the Committee, in writing, no later than the earlier of: (a) ninety (90) days after the commencement of the performance period with respect to which the Stock Bonus award is made; and (b) the date as of which twenty-five percent (25%) of such performance period has elapsed.

7.3 Terms of Stock Bonuses. The Committee shall determine the number of Shares to be awarded to the Participant and whether such Shares shall be Restricted Stock. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee shall determine: (a) the nature, length and starting date of any period during which performance is to be measured (the “Performance Period”) for each Stock Bonus; (b) the performance goals and criteria to be used to measure the performance, if any; (c) the number of Shares that may be awarded to the Participant; and (d) the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

7.4 Form of Payment. The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment of the Purchase Price may be made in accordance with Section 8 of the Plan.

7.5 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant shall be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus only to the extent earned as of the date of Termination in accordance with the Performance Stock Bonus Agreement, unless the Committee shall determine otherwise.

8. Payment For Share Purchases.

8.1 Payment. Subject to applicable laws, the consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee (and, in the case of an ISO, shall be determined at the time of grant). In addition to any other types of consideration and methods of payment the Committee may determine, payment for Shares purchased pursuant to the Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a)	by cancellation of indebtedness of the Company to the Participant;

(b)	by surrender of Shares that either (1) have been paid for within the meaning of SEC Rule 144; or (2) were obtained by Participant in the public market;

(c)	by waiver of compensation due or accrued to Participant for services rendered;

(d)	by tender of property;

(e)	with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1)	through a “same day sale” commitment from Participant and a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2)	through a “margin” commitment from Participant and a Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the Dealer in a margin account as security for a loan from the Dealer in the amount of the Exercise Price, and whereby the Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(f)	with respect only to purchases upon exercise of an Option:

(1)	In the event that the Option is exercised immediately prior to the closing by the Company of a “corporate transaction” as defined in Section 18.1 below, or the closing of the initial public offering of the Company’s Common Stock pursuant to a registration statement under the Securities Act (the “Initial Public Offering”), in lieu of exercising the Option in the manner provided above, the Participant may elect to receive shares equal to the value of the Option (or the portion thereof being canceled) by surrender of the Option at the principal office of the Company together with notice of such election in which event the Company shall issue to holder a number of shares of Common Stock computed using the following formula:

X	= Y (A – B)

      A

Where	X = The number of shares of Common Stock to be issued to the Participant.

Y = The number of shares of Common Stock purchasable under the Option (at the date of such calculation).

A = The fair market value of one share of Common Stock (at the date of such calculation).

B = The Purchase Price (as adjusted to the date of such calculation).

(2)	For purposes of this Section 8.1(f), the fair market value of the Company’s Common Stock shall be the price per share which the Company receives for a single share of Common Stock in the corporate transaction, or, if the Option is exercised in connection with the Initial Public Offering, the fair market value of the Company’s Common Stock shall be equal to the mid-price of the range of prices set forth in the registration statement relating to the Initial Public Offering or, if a subsequent amendment thereto sets forth a different range of prices (other than a “pricing amendment” setting forth a single, final price) then the mid-price of the range of prices set forth in such amendment; or

(g)	by any combination of the foregoing.

9. Withholding Taxes.

9.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under the Plan, payments in satisfaction of Awards are to be made in cash, such payment shall be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

9.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the grant, exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”). All elections by a Participant to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

(a)	the election must be made on or prior to the applicable Tax Date;

(b)	once made, then except as provided below, the election shall be irrevocable as to the particular Shares as to which the election is made;

(c)	all elections shall be subject to the consent or disapproval of the Committee;

(d)	if the Participant is an Insider and if the Company is subject to Section 16(b) of the Exchange Act: (1) the election may not be made within six (6) months of the date of grant of the Award, except as otherwise permitted by SEC Rule 16b-3(e) under the Exchange Act, and (2) either (A) the election to use stock withholding must be irrevocably made at least six (6) months prior to the Tax Date (although such election may be revoked at any time at least six (6) months prior to the Tax Date), or (B) the exercise of the Option or election to use stock withholding must be made in the ten (10) day period beginning on the third day following the release of the Company’s quarterly or annual summary statement of sales or earnings; and

(e)	in the event that the Tax Date is deferred under Section 83 of the Code, the Participant shall receive the full number of Shares with respect to which the exercise occurs, but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

10. Privileges of Stock Ownership. No Participant shall have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant shall be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, however, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company shall be subject to the same restrictions as the Restricted Stock.

11. Transferability. Subject to Section 16.1, Awards granted under the Plan, and any interest therein, shall not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Award Agreement provisions relating thereto. During the lifetime of the Participant an Award shall be exercisable only by the Participant, and any elections with respect to an Award, may be made only by the Participant.

12. Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party.

13. Certificates. All certificates for Shares or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed.

14. Escrow; Pledge of Shares. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. In connection with any pledge of the Shares, Participant shall be required to execute and deliver a written pledge agreement in such form as the Committee shall from time to time approve.

15. Exchange and Buyout of Awards. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant shall agree.

16. Securities Law and Other Regulatory Compliance. An Award shall not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

16.1 Option Compliance with the Exemption Provided by Rule 12h-1(f). Notwithstanding any other provision in the Plan or any Award Agreement, if, at the end of the Company’s most recently completed fiscal year, (a) the aggregate of the number of Option Holders (plus the number of other holders of all other outstanding compensatory stock options to purchase Shares) by whom Options (or other compensatory stock options to purchase Shares) are “held of record” (as such term is used in Section 12(g) of the Exchange Act (e.g., not including securities held by persons who received the securities pursuant to an employee compensation plan in transactions exempted from the registration requirements of Section 5 of the Securities Act)), equals or exceeds either (i) two thousand (2,000) persons or (ii) five hundred (500) persons who are not “accredited investors” (as such term is defined by the SEC), and (b) the Company’s “total assets” as defined by Rule 12g5-2 promulgated under the Exchange Act exceed $10 million, then the following restrictions shall apply to Option Holders during any period during which the Company does not have a class of its securities registered under Section 12 of the Exchange Act and is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act (i.e., when the Company is “relying on the exemption provided by Rule 12h-1(f)”): (A) the Options and, prior to exercise, the Shares to be issued upon exercise of the Options may not be transferred until the Company is no longer relying on the exemption provided by Rule 12h-1(f), except: (1) to a “family member” of the Option Holder (as defined in Rule 701(c)(3) promulgated under the Securities Act) through gifts or domestic relations orders, (2) to a guardian upon the disability of the Option Holder, or (3) to an executor upon the death of the Option Holder (collectively, the “Permitted Option Transferees”); provided, however, that the following transfers are permitted: (x) transfers by the Option Holder to the Company, and (y) transfers in connection with a change of control or other acquisition transaction involving the Company, if after such transaction the Options no longer remain outstanding and the Company is no longer relying on the exemption provided by Rule 12h-1(f); and provided further, that any Permitted Option Transferees may not further transfer the Options; (B) except as otherwise provided in (A) above, the Options and Shares to be issued upon exercise of the Options are restricted as to any pledge, hypothecation, or other transfer, including any short position, any “put equivalent position” as defined by Rule 16a-1(h) promulgated under the Exchange Act, or any “call equivalent position” as defined by Rule 16a-1(b) promulgated under the Exchange Act by the Option Holder prior to exercise of an Option until the Company is no longer relying on the exemption provided by Rule 12h-1(f); and (C) at any time that the Company is relying on the exemption provided by Rule 12h-1(f), the Company shall deliver to Option Holders (whether by physical or electronic delivery or by written notice of the availability of the information on an internet site (and of any password needed to access the information if the internet site is password-protected)) the information required by Rules 701(e)(3), (4), and (5) promulgated under the Securities Act, every six (6) months, including financial statements that are not more than one hundred eighty (180) days old; provided, however, that the Company may condition the delivery of such information upon the Option Holder’s agreement to maintain the confidentiality of such information.

17. No Obligation to Employ. Nothing in the Plan or any Award granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

18. Corporate Transactions.

18.1 Assumption or Replacement of Awards by Successor. In the event of (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company and the Awards granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Participants); (b) a dissolution or liquidation of the Company; (c) the sale of substantially all of the assets of the Company; or (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company, any or all outstanding Awards may be assumed or replaced by the successor corporation (if any), which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant.

In the event such successor corporation (if any) refuses to assume or replace any outstanding Awards, as provided above, pursuant to a transaction described in this Subsection 18.1, such Awards (whether or not vested and/or exercisable, but after giving effect to any accelerated vesting required in the circumstances pursuant to the following provisions of this Section 18.1) shall terminate upon the occurrence of such transaction, provided that the holder of such Award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding and vested Options in accordance with their terms before the termination of the Awards (except that in no case shall more than ten days’ notice of the impending termination be required). With respect to any Award granted to any person who was employed with or providing services to the Company or any Parent, Subsidiary or Affiliate of the Company at any time on or before February 23, 2010, to the extent such Award is then outstanding and unvested, such Award shall automatically become fully vested and, in the case of Options, exercisable upon (or, as may be necessary to effectuate the purposes of this acceleration, immediately prior to) such a transaction (with the holder of such Award receiving notice and opportunity to exercise such vested Options as provided in the preceding sentence). With respect to any Award granted to any person who commences employment with or providing services to the Company or any Parent, Subsidiary or Affiliate of the Company at any time after February 23, 2010, such Award shall not automatically become vested in connection with such a transaction, provided that the Board may, in its sole discretion, provide in the applicable Award Agreement or by an amendment thereto for the accelerated vesting of one or more such Awards to the extent such Awards are outstanding upon such a transaction or such other events or circumstances as the Board may provide. Notwithstanding the foregoing provisions, if an Award recipient is a party to an employment or other agreement with the Company or one of its Affiliates that contains express provisions regarding the acceleration of vesting of equity awards (in connection with a termination of employment, change in control of the Company or otherwise) and would provide greater benefits to such recipient in the circumstances than those provided in this Section 18.1, the provisions of such employment or other agreement shall control as to Awards held by such recipient.

18.2 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

19. Adoption and Stockholder Approval. The Plan became effective on the date that it was originally adopted by the Board (the “Effective Date”). The Plan was originally approved by the stockholders of the Company, consistent with applicable laws, within twelve months before or after the Effective Date. Upon the Effective Date, the Board may grant Awards pursuant to the Plan; provided, however, that: (a) no Option may be exercised prior to initial stockholder approval of the Plan; (b) no Option granted pursuant to an increase in the number of Shares approved by the Board shall be exercised prior to the time such increase has been approved by the stockholders of the Company; and (c) in the event that stockholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be cancelled, any Shares issued pursuant to any Award shall be cancelled and any purchase of Shares hereunder shall be rescinded. After the Company becomes subject to Section 16(b) of the Exchange Act, the Company will comply with the requirements of Rule 16b-3 (or its successor), as amended, with respect to stockholder approval.

20. Term of Plan/Governing Law. The Plan will terminate ten (10) years from the Effective Date or, if earlier, the date of stockholder approval of the Plan. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

21. Amendment or Termination of Plan. The Board may at any time terminate or amend the Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to the Plan; provided, however, that the Board shall not, without the approval of the stockholders of the Company, amend the Plan in any manner that requires such stockholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans or pursuant to the Exchange Act or Rule 16b-3 (or its successor), as amended, thereunder. Any amendment, suspension or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Participant and the Company, which agreement must be in writing and signed by the Participant and the Company.

22. Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23. Definitions. As used in the Plan, the following terms shall have the following meanings:

“Affiliate” means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

“Award” means any award under the Plan, including any Option, Restricted Stock or Stock Bonus.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board.

“Company” means Five 9, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

“Continuous Status as an Employee, Director or Consultant” means that the employment, director or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an employee, director or consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of ISOs, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“Disinterested Person” means a director who has not, during the period that person is a member of the Committee and for one (1) year prior to service as a member of the Committee, been granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any Parent, Subsidiary or Affiliate of the Company, except in accordance with the requirements set forth in Rule 16b-3(c)(2)(i) (and any successor regulation thereto) as promulgated by the SEC under Section 16(b) of the Exchange Act, as such rule is amended from time to time and as interpreted by the SEC.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)	if such Common Stock is then quoted on the Nasdaq National Market, its last reported sale price on the Nasdaq National Market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

(b)	if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(c)	if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

(d)	if none of the foregoing is applicable, by the Board in good faith.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Option Holder” means a Participant to whom one or more Options is granted under the Plan or, if applicable, such other person who holds one or more outstanding Options.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under the Plan, each of such corporations other than the Company owns stock possessing fifty percent (50%), or more, of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under the Plan.

“Plan” means this Five 9, Inc. 2004 Equity Incentive Plan, as amended from time to time.

“Restricted Stock Award” means an award of Shares pursuant to Section 6.

“Rule 12h-1(f)” means Rule 12h-1(f) promulgated under the Exchange Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 18, and any successor security.

“Stock Bonus” means an award of Shares, or cash in lieu of Shares, pursuant to Section 7.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%), or more, of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant or adviser, to the Company or a Parent, Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the

Committee; provided, however, that such leave is for a period of not more than three months, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

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24. Execution. To record the adoption of the Plan by the Board and the amendment and restatement of the Plan as set forth herein, the Company has caused its authorized officer to execute the same as of June 4, 2012.

Five 9, Inc.

/s/ Michael Burkland
Michael Burkland
President and Chief Executive Officer